Exhibit 3.4

BYLAWS

OF

PRIMEDIA BUSINESS MAGAZINES AND MEDIA PUBLICATIONS INC.

(a Delaware corporation)

ARTICLE I
Offices

Section 1.              Registered Office.  The initial registered office of PRIMEDIA Business Magazines and Media Publications Inc., a Delaware corporation (the “Corporation”), shall be located in the City of Dover, State of Delaware.

Section 2.              Other Offices.  The Corporation may also have offices at such other places, either within or without the State of Delaware, as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or as the business of the Corporation may require.

ARTICLE II
Members

The Corporation will have no members.

ARTICLE III
Directors

Section 1.              Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.  Directors must be natural persons who are at least 18 years of age but need not be residents of Delaware.

Section 2.              Compensation.  Unless specifically authorized by a resolution of the Board of Directors, the directors shall serve in such capacity without compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors.  No such payments shall preclude any director from serving in any other capacity and receiving compensation therefor.

Section 3.              Number, Election & Term.  This Corporation shall have a minimum of three directors.  The number of directors of the Corporation shall be fixed from time to time, within any limits set forth in the Certificate of Incorporation, by resolution of the Board of Directors.  Any decrease in the number of directors shall not shorten the term of an incumbent director.  Each person named in the Certificate of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of directors, and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.  At the first annual meeting of directors and at each annual meeting thereafter the Board of Directors shall elect directors to hold office until the next succeeding annual meeting.  Each director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 4.              Vacancies.  Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, as the case may be.  A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office.  Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors, but only for a term of office continuing until the next election of directors.

Section 5.              Removal of Directors.  At a meeting of directors called expressly for that purpose, any directors may be removed, with or without cause, by a vote of a majority of the full Board of Directors.

Section 6.              Quorum and Voting.  A majority of the number of directors fixed by or in accordance with these Bylaws shall constitute a quorum for the transaction of business at any meeting of directors.  If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors.

Section 7.              Deemed Assent.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting (or promptly upon his arrival) to the holding of the meeting or transacting specified business at the meeting, or (ii) the director votes against or abstains from the action taken.

Section 8.              Committees.  The Board of Directors, by resolution, may designate from among its members an Executive Committee and one or more other committees each of which must have at least two members and, to the extent provided in the designating resolution, shall have and may exercise all the authority of the Board of Directors, except such authority as may be reserved to the Board of Directors under Delaware law.  The Board of Directors, by resolution adopted in accordance with this section, may designate one or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

Section 9.              Meetings.  Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at any other place, within or without the State of Delaware, designated by the person or persons entitled to give notice of or otherwise call the meeting Meetings of the Board of Directors may be called by the Chairman of the Board or by the President  A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the directors who were present members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or any committee of the Board) by means of a telephone conference or similar communications equipment through which all persons participating may simultaneously hear each other during the meeting; participation by these means constitutes presence in person at the meeting.

Section 10.            Notice of Meetings.  Regular meetings of the Board of Directors may be held without notice of the date, time, place or purpose of the meeting, so long as the date, time and place of such meetings are fixed generally by the Board of Directors.  Special meetings of the Board of Directors must be preceded by at least two (2) days written notice of the date, time and place of the meeting.  The notice need not describe either the business to be transacted at or the purpose of the special meeting.

Section 11.            Waiver of Notice.  Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of that meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.  The waiver of notice need not describe either the business to be transacted at or the purpose of the special meeting.

Section 12.            Director Action Without a Meeting.  Any action required or permitted to be taken at a meeting of the Board of Directors (or a committee of the Board) may be taken without a meeting if the action is taken by the written consent of all members of the Board of Directors (or of the committee of the Board).  The action must be evidenced by one or more written consents describing the action to be taken and signed by each director (or committee member), which consent(s) shall be filed in the minutes of the proceedings of the Board.  The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE IV
Officers

Section 1.              Officers.  The Corporation shall have a President, Vice Presidents, a Secretary and a Treasurer, each of whom shall be appointed by the Board of Directors.  Such other officers and assistant officers and agents as may be deemed necessary or desirable may be appointed by the Board of Directors, if any, from time to time.  Any two or more offices may be held by the same person.

Section 2.              Duties.  The officers of the Corporation shall have the following duties:

(A)          The President shall be the chief operating and executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation subject to the direction of the Board of Directors.  The President shall see to it that all orders and resolutions of the Board are carried into effect.

(B)           The Vice Presidents shall have such powers and perform such duties as the Board of Directors shall from time to time designate. In the absence or disability of the President, a Vice President specifically designated by the vote of the Board of Directors shall have the powers and shall exercise the duties of the President.

(C)           The Secretary. shall have custody of and shall maintain all of the corporate records (except the financial records), shall record the minutes of all meetings of the Board of Directors, shall authenticate records of the Corporation, shall send all notices of meetings and shall perform such other duties as are prescribed by the Board of Directors or the President.

(D)          The Treasurer shall have custody of all corporate funds, securities and financial records, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render an account of all his transactions as treasurer and of the financial condition of the Corporation at regular meetings of the Board or when the Board of Directors so requests  The Treasurer shall also perform such other duties as are prescribed by the Board of Directors or the President.

(E)           Each Assistant Secretary and Assistant Treasurer, if any, shall be appointed by the Board of Directors and shall have such powers and shall perform such duties as shall be assigned by them by the Board of Directors or by the President.

Section 3.              Resignation of Officer.  An officer may resign at any time by delivering written notice to the Corporation.  The resignation shall be effective upon receipt, unless the notice specifies a later effective date.  If the resignation is effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date provided the Board of Directors provides that the successor officer does not take office until the future effective date.

Section 4.              Removal of Officer.  The Board of Directors may remove any officer at any time with or without cause.  Any officer or assistant officer, if appointed by another officer, may be removed by the appointing officer.

Section 5.              Compensation.  The compensation of officers shall be fixed from time to time at the discretion of the Board of Directors.  The Board of Directors may enter into employment agreements with any officer of the Corporation.

ARTICLE V
Corporate Records

Section 1.              Corporate Records.  The Corporation shall keep as permanent records minutes of all meetings of its Board of Directors and committees having any authority of the Board of Directors, a record of all actions taken by the Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

Section 2.              Corporate Information available to the Public.  The Corporation shall maintain a registered agent and registered office in accordance with Delaware law, and current information regarding the Corporation shall be readily available to the public.  At a minimum, such information must include the text of the charter or articles of incorporation and all amendments thereto, the name of the Corporation, the date of incorporation, the street address of the principal office of the Corporation, the Corporation’s federal employer identification number, the name and business street address of each director, the name of its registered agent, and the street address of its registered office.

ARTICLE VI
Indemnification

Section 1.              Right to Indemnification.  Each person (including here and hereinafter, the heirs, executors, administrators, or estate of such person) (1) who is or was a director or trustee of the Corporation, (2) who is or was an officer, agent or employee of the Corporation and as to whom the Corporation has agreed to grant such indemnity hereunder, or (3) who is or was serving at the request of the Corporation as its representative in the position of a director, officer, trustee, partner, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise and as to whom the Corporation has agreed to grant such indemnity hereunder, shall be indemnified by the Corporation as of right to the fullest extent permitted or authorized by current or future legislation or by current or future judicial or administrative decision (but, in the case of any future legislation or decision, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to the legislation or decision), against all fines, liabilities, settlements, losses, damages, costs and expenses, including attorneys’ fees, asserted against him or incurred by him in his capacity as such director, officer, trustee, partner, agent, employee or representative, or arising out of his status as such director, officer, trustee, partner, agent, employee or representative.  The foregoing right of indemnification shall not be exclusive of other rights to which those seeking indemnification may be entitled.  The Corporation may maintain insurance, at its expense, to protect itself and any such person against any such fine, liability, cost or expense, including attorney’s fees, whether or not the Corporation would have the legal power to directly indemnify him against such liability.

Section 2.              Advances.  Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to in Section 1 of this Article in defending a civil or criminal suit, action or proceeding may be paid (and, in the case of directors of the Corporation, shall be paid) by the Corporation in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by the Corporation as authorized by this Article, and upon satisfaction of other conditions established from time to time by the board of directors or required by current or future legislation (but, with respect to future legislation, only to the extent that it provides conditions less burdensome than those previously provided).

Section 3.              Savings Clause.  If this Article or any portion of it is invalidated on any ground by a court of competent jurisdiction, the Corporation nevertheless indemnifies each director of the Corporation to the fullest extent permitted by all portions of this Article that has not been invalidated and to the fullest extent permitted by law.

ARTICLE VII
Miscellaneous

Section 1.              Corporate Seal.  The corporate seal of the Corporation shall be circular in form and shall include the name of the Corporation, the year incorporated, and the words “Delaware,” “Corporate Seal” and “not-for-profit” embossed thereon.

Section 2.              Fiscal Year.  The fiscal year of the Corporation shall end on December 31 of each calendar year, unless otherwise fixed by resolution of the Board of Directors.

Section 3.              Checks.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the President, the Treasurer or such other officer(s) or agent(s) of the Corporation as shall be determined from time to time by resolution of the Board of Directors.

ARTICLE VIII
Amendment

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by the Board of Directors.

I HEREBY CERTIFY that the foregoing Bylaws were duly adopted by the board of directors of the Corporation at its organizational meeting held by written consent dated as of the 2nd day of June, 2005.

/s/ Beverly C. Chell
Secretary